UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 26, 2009
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)
IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10868 189th Street, Council Bluffs, Iowa 51503
(Address of Principal Executive Offices)		(Zip Code)
(712) 366-0392 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 26, 2009, Southwest Iowa Renewable Energy, LLC (the “Company”) executed an Amended and Restated Railcar Lease Agreement (“Railcar Agreement”) with Bunge North America, Inc. (“Bunge”) for the lease of 325 ethanol cars and 300 hopper cars which will be used for the delivery and marketing of the Company’s ethanol and distiller’s dried grains with solubles (“DDGS”). The Company will be responsible for all maintenance and mileage charges as well as the monthly lease expense and certain railcar modification expenses.  Under the Railcar Agreement, the Company will lease railcars for terms lasting 120 months and continuing on a month to month basis thereafter. The Railcar Agreement will terminate upon the expiration of all railcar leases.  The Railcar Agreement reflects changes as a result of Bunge’s purchase and sale/leaseback of railcars from a new railcar equipment lessor  other than contemplated in the 2007 Railcar Sublease Agreement (the “Railcar Sublease Agreement”) between the Company and Bunge.   The Railcar Agreement provides that the Company is a lessee rather than a sublessee as under the Railcar Sublease Agreement and that Bunge is the lessor rather than the lessee as under the Railcar Sublease Agreement.

On July 2, 2009, the Company entered into a Separation Agreement and Release of All Claims Agreement (the “Separation Agreement”) with Cindy Patterson under which Ms. Patterson will receive severance pay from the Company in consideration for her voluntary resignation from the Company.   In addition, the Separation Agreement provides the Company a release from any and all claims in connection with the Company’s employment of Ms. Patterson.

On July 2, 2009, the Company entered into a Consulting Agreement with Cindy Patterson under which Ms. Patterson has agreed to consult on an as-needed with the Company regarding its financial accounting.  Ms. Patterson will be paid $75.00 an hour for each hour of service provided to the Company.  The Consulting Agreement will commence on July 13, 2009 and terminate on July 9, 2010.  The Company or Ms. Patterson may terminate the Consulting Agreement at anytime after October 2, 2009 upon thirty days notice to the other party.

Item 1.02. Termination of a Material Definitive Agreement

Cindy Patterson has voluntarily resigned her employment with the Company as its Chief Financial Officer effective July 10, 2009.  Effective as of such date, the letter agreement between the Company and Ms. Patterson dated as of July 23, 2007 (the “Letter Agreement”) will be terminated. The Letter Agreement provided Ms. Patterson, in exchange for her services as Chief Financial Officer of the Company, with an annual salary, relocation reimbursement and certain benefits.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Items 1.01 and 1.02 is incorporated by reference into this Item 5.02.

The Company has appointed Karen Kroymann as the Company's Controller on June 15, 2009.  Effective July 13, 2009 Ms. Kroymann will serve as the Company’s principal accounting officer.

Ms. Kroymann, 48, has worked as a temporary employee with the Company since early 2009 through a contract with Hemphill Staffing Solutions, Inc., in the capacity of Senior Staff Accountant.  Prior to working with the Company, and during 2007-2008, Ms. Kroymann worked as a controller for Transgenomic, Inc., a public company which provides services for DNA lab testing and manufacture-analysis equipment.  During 2006-2007, Ms. Kroymann worked as a controller for TTI Technologies, which is a synthetic coal manufacturer.  From 1999-2006, Ms. Kroymann worked as assistant controller for Future Foam, a manufacturer and fabricator of polyurethane foam.  Ms. Kroymann received a Bachelor’s of Arts degree from Mt. St. Clare College, an M.B.A. from the University of Nebraska and is a Certified Public Accountant.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

10.1
Letter Agreement dated July 23, 2007 between Southwest Iowa Renewable Energy, LLC and Cindy Patterson incorporated by reference to Exhibit 10.37 of Registration Statement on Form 10 filed on January 28, 2008

10.2	Separation Agreement and Release of All Claims Agreement between Southwest Iowa Renewable Energy, LLC and Cindy Patterson.

10.3	Consulting Agreement between Southwest Iowa Renewable Energy, LLC and Cindy Patterson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ James M. Lay
James M. Lay
Interim President and Chief Executive Officer

Exhibit Index

Exhibit
Number                  Description

10.1
Letter Agreement dated July 23, 2007 between Southwest Iowa Renewable Energy, LLC and Cindy Patterson incorporated by reference to Exhibit 10.37 of Registration Statement on Form 10 filed on January 28, 2008

10.2	Separation Agreement and Release of All Claims Agreement between Southwest Iowa Renewable Energy, LLC and Cindy Patterson.

10.3	Consulting Agreement between Southwest Iowa Renewable Energy, LLC and Cindy Patterson.